Exhibits No. 20.1

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                            Due Period 5/31/2003
                                                    Determination Date 6/20/2003
                                                     Distribution Date 6/25/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                           27,261,314.73
      All Liquidation Proceeds with respect to Principal                                                                  19,648.00
      Recoveries on previously Liquidated Mortgages with respect to Principal                                                  0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      Substitution Adjustment with respect to Principal                                                                        0.00
                                                                                                                      -------------

                              Principal Distribution Amount                                                           27,280,962.73

      Interest collected on Mortgage Loans                                                                             5,581,284.30
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                         0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                                                   0.00
      Substitution Adjustment with respect to Interest                                                                         0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                    883,311.82
      Reimbursement of previous months Servicer Advances                                                                -533,090.64
      Compensating Interest                                                                                                9,208.85
      Investment Earnings on Certificate Account                                                                               0.00
                                                                                                                      -------------

                              Interest Remittance Amount                                                               5,940,714.33

      Amount not Required to be deposited                                                                                      0.00

                              Total available in the Certificate Account                                              33,221,677.06
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

II    Distributions                                                             Per $ 1,000                              Amount
                                                                                -----------                              ------
1.    Aggregate Class AF Distribution                                           31.61405025                           18,396,215.84

2.    Aggregate Class A-IO Distribution                                          4.16666667                              791,000.00

3.    Aggregate Class MF-1 Distribution                                          4.99166677                              165,523.67

4.    Aggregate Class MF-2 Distribution                                          5.32500000                              141,272.25

5.    Aggregate Class BF Distribution                                            5.69166667                              122,598.50

6.    Aggregate Class AV Distribution                                           41.03725949                           10,760,379.81

7.    Aggregate Class MV-1 Distribution                                          1.58694444                               31,421.50

8.    Aggregate Class MV-2 Distribution                                          2.07833333                               36,225.35

9.    Aggregate Class BV Distribution                                            2.63416695                               45,913.53

10.   Aggregate Class X-IO Distribution                                          0.00000000                            2,025,138.48

11.   Aggregate Class R Distribution                                                                                           0.00

12.   Aggregate Master Servicer Distribution                                                                             705,988.13
                                                                                                                      -------------
                              Total Distributions =                                                                   33,221,677.06

III   Certificate Class Balances                                                 Factor %                              Amount
                                                                                 --------                              ------
      Opening Senior Class A Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group I Certificates:
          (a)  Class AF-1A                                                      68.07249956%                         396,113,874.93

          (b)  Class A-IO (Notional Amount)                                                                          189,840,000.00


      Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
          (a)  Class MF-1                                                      100.00000000%                          33,160,000.00
          (b)  Class MF-2                                                      100.00000000%                          26,530,000.00
          (c)  Class BF                                                        100.00000000%                          21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00
      Opening Senior Class AV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
          (a)  Class AV                                                         74.16868905%                         194,477,719.57

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
          (b)  Class MV-1                                                      100.00000000%                          19,800,000.00
          (c)  Class MV-2                                                      100.00000000%                          17,430,000.00
          (d)  Class BV                                                        100.00000000%                          17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                        No.                                Amount
                                                                                 --------                              ------
          (a)  Stated principal collected                                                                              2,064,600.50
          (b)  Principal Prepayments                                                    264                           25,196,714.23
          (c)  Liquidation Proceeds                                                                                       19,648.00
          (d)  Repurchased Mortgage Loans                                                 0                                    0.00
          (e)  Substitution Adjustment related to Principal                                                                    0.00
          (f)  Recoveries on previously Liquidated Mortgages
                 with respect to Principal                                                                                     0.00
                                                                                                                      -------------
                              Total Basic Principal                                                                   27,280,962.73

1(b). Subordination Increase/(Decrease) amount                                                                            18,977.23
                                                                                                                      -------------
                              Total Principal Distribution                                                            27,299,939.96

2(a). Class AF Principal Distribution Amount for Group I Certificates:
                                                                                Per $ 1,000
                                                                                -----------
          1.   Class AF                                                         28.85144131                           16,788,653.70

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
          1.   Class MF-1                                                        0.00000000                                    0.00
          2.   Class MF-2                                                        0.00000000                                    0.00
          3.   Class BF                                                          0.00000000                                    0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
          1.   Class AV                                                         40.08728218                           10,511,286.26

2(d). Class AV Principal Distribution Amount Group II Certificates:
          1.  Class MV-1                                                         0.00000000                                    0.00
          2.  Class MV-2                                                         0.00000000                                    0.00
          3.  Class BV                                                           0.00000000                                    0.00

2(e) Class M Applied Realized Loss for Group I Certificates:
          1.   Class MF-1                                                        0.00000000                                    0.00
          2.   Class MF-2                                                        0.00000000                                    0.00
          3.   Class BF                                                          0.00000000                                    0.00

2(f) Class B Applied Realized Loss for Group II Certificates:
          1.  Class MV-1                                                         0.00000000                                    0.00
          2.  Class MV-2                                                         0.00000000                                    0.00
          3.  Class BV                                                           0.00000000                                    0.00

                                                                                 Factor %                              Amount
                                                                                 --------                              ------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:
          (a)  Class AF-1A                                                      65.18735543%                         379,325,221.23
          (b)  Class A-IO (Notional Amount)                                                                          189,840,000.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report
      Group I Certificates:
          (a)  Class MF-1                                                      100.00000000%                          33,160,000.00
          (b)  Class MF-2                                                      100.00000000%                          26,530,000.00
          (c)  Class BF                                                        100.00000000%                          21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:
          (a)  Class AV                                                         70.15996084%                         183,966,433.31

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for
      Group II Certificates:
          (b)  Class MV-1                                                      100.00000000%                          19,800,000.00
          (c)  Class MV-2                                                      100.00000000%                          17,430,000.00
          (d)  Class BV                                                        100.00000000%                          17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00
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
V     Interest Distribution Amount

      Fixed Rate Certificates

          (b)  Fixed Rate Certificates applicable Pass-Through Rate
                  1.  Class AF-1A                                                   4.87000%
                  2.  Class A-IO                                                    5.00000%
                  9.  Class MF-1                                                    5.99000%
                  10. Class MF-2                                                    6.39000%
                  11. Class BF                                                      6.83000%

      Variable Rate Certificates

          (b)  LIBOR Rate 1.32000%

                  1.  Class AV                                                      1.59000%
                  2.  Class MV-1                                                    1.97000%
                  3.  Class MV-2                                                    2.58000%
                  4.  Class BV                                                      3.27000%

INTEREST REMITTANCE AMOUNT
   1.  Interest collected on Mortgage Loans                                    5,581,284.30
   2.  Interest advanced on Mortgage Loans                                       350,221.18
   3.  Compensating Interest on Mortgage Loans                                     9,208.85
   4.  Substitution Adjustment interest                                                0.00
   5.  Purchase Price interest on repurchased accounts                                 0.00
   6.  Liquidation Proceeds interest portion                                           0.00
   7.  Recoveries on previously Liquidated Mortgages with respect
         to Interest                                                                   0.00
               TOTAL INTEREST REMITTANCE AMOUNT                                                                        5,940,714.33

         Current Interest Requirement

          1.  Class AF-1A  @ applicable Pass-Through Rate                                                              1,607,562.14
          2.  Class A-IO @ applicable Pass-Through Rate                                                                  791,000.00
          3.  Class MF-1 @ applicable Pass-Through Rate                                                                  165,523.67
          4.  Class MF-2 @ applicable Pass-Through Rate                                                                  141,272.25
          5.  Class BF @ applicable Pass-Through Rate                                                                    122,598.50
          6.  Class AV @ applicable Pass-Through Rate                                                                    249,093.55
          7.  Class MV-1 @ applicable Pass-Through Rate                                                                   31,421.50
          8.  Class MV-2 @ applicable Pass-Through Rate                                                                   36,225.35
          9.  Class BV  @ applicable Pass-Through Rate                                                                    45,913.53

         Interest Carry Forward Amount

           1. Class AF-1A                                                              0.00
           2. Class A-IO                                                               0.00
           3. Class MF-1                                                               0.00
           4. Class MF-2                                                               0.00
           5. Class BF                                                                 0.00
           6. Class AV                                                                 0.00
           7. Class MV-1                                                               0.00
           8. Class MV-2                                                               0.00
           9. Class BV                                                                 0.00
          10. Class X-IO                                                               0.00

         Certificates Interest Distribution Amount
                                                                                Per $ 1,000
                                                                                -----------
          1.  Class AF-1A                                                        2.76260894                            1,607,562.14
          2.  Class A-IO                                                         4.16666667                              791,000.00
          3.  Class MF-1                                                         4.99166677                              165,523.67
          4.  Class MF-2                                                         5.32500000                              141,272.25
          5.  Class BF                                                           5.69166667                              122,598.50
          6.  Class AV                                                           0.94997731                              249,093.55
          7.  Class MV-1                                                         1.58694444                               31,421.50
          8.  Class MV-2                                                         2.07833333                               36,225.35
          9.  Class BV                                                           2.63416695                               45,913.53
                                                                                                                      -------------
                                                                                                                       3,190,610.49
VI    Credit Enhancement Information
                                                                                  Group I           Group II                Total

      (a) Senior Enhancement Percentage                                               20.28%              26.24%              46.52%

      (b) Overcollateralization Amount:

          1.  Opening Overcollateralization Amount                            15,252,032.86       10,773,517.11       26,025,549.97
          2.  Ending Overcollateralization Amount                             15,252,032.86       10,773,517.11       26,025,549.97
          3.  Targeted Overcollateralization Amount                           15,252,032.86       10,773,517.11       26,025,549.97
          4.  Subordination Deficiency                                                 0.00                0.00                0.00
          5.  Overcollateralization Release Amount                                     0.00                0.00                0.00

VII   Trigger Information

      1.  (a)  60+ Delinquency  Percentage                                             4.50%               3.44%
          (b)  Delinquency Event in effect  (Group I > 50% or Group II > 40%
                 of the Sr. Enhancement)?                                                NO                  NO

      2.  (a)  Cumulative Loss Percentage 0.08% 0.05%
          (b)  Applicable Loss Percentage for current Distribution                     2.25%               3.25%
          (c)  Cumulative Loss Trigger Event in effect                                   NO                  NO

VIII  Pool Information                                                              No.                                Amount
                                                                                 --------                              ------

          (a)  Closing Mortgage Loan Principal Balance:
                  1. Fixed Rate                                                       6,483                          475,807,254.09
                  2. Adjustable Rate                                                  2,254                          249,399,950.42

                     Total Closing Mortgage Loan Principal Balance:                   8,737                          725,207,204.51

          (b)  Balloon Mortgage Loans
                  1. Fixed Rate                                                         215                           16,829,771.92
                  2. Adjustable Rate                                                      0                                    0.00

                     Total Closing Mortgage Loan Principal Balance:                     215                           16,829,771.92

          (c) Weighted Average Mortgage Rate:
                  1. Fixed Rate                                                                                               9.416%
                  2. Adjustable Rate                                                                                          8.046%

                     Total  Weighted Average Mortgage Rate
          (d) Weighted Average Net Mortgage Rate:
                  1. Fixed Rate                                                                                               8.912%
                  2. Adjustable Rate                                                                                          7.569%

          (e) Weighted Average Remaining Maturity:
                  1. Fixed Rate                                                                                              289.13
                  2. Adjustable Rate                                                                                         341.09

          (f) Weighted Average Original Maturity:
                  1. Fixed Rate                                                                                              315.00
                  2. Adjustable Rate                                                                                         359.00
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
IX    Delinquency Information                                                       No.                 %              Amount
                                                                                 --------            -------           ------
      A.  Fixed Rate Mortgage Loans:
          (a)  Delinquent Contracts:
                  1. 31 - 59 Day Accounts                                             216              3.15%          14,980,475.46
                  2. 60 - 89 Day Accounts                                              72              1.08%           5,119,081.32
                  3. 90+  Day Accounts                                                178              3.08%          14,661,004.77

          (b)  Mortgage Loans - In Foreclosure                                        124              1.92%           9,145,433.51
          (c)  REO Property Accounts                                                   47              0.66%           3,155,026.84

      B.  Adjustable Rate Mortgage Loans:
          (a)  Delinquent Contracts:
                  1. 31 - 59 Day Accounts                                              67              2.69%           6,714,728.46
                  2. 60 - 89 Day Accounts                                              22              0.99%           2,471,046.01
                  3. 90+  Day Accounts                                                 53              1.99%           4,954,132.87

          (b)  Mortgage Loans - In Foreclosure                                         43              1.52%           3,783,690.24
          (c)  REO Property Accounts                                                   21              0.74%           1,838,010.97

      C.  Total For All Mortgage Loans
          (a)  Delinquent Contracts:
                  1. 31 - 59 Day Accounts                                             283              2.99%          21,695,203.92
                  2. 60 - 89 Day Accounts                                              94              1.05%           7,590,127.33
                  3. 90+  Day Accounts                                                231              2.70%          19,615,137.64

          (b)  Mortgage Loans - In Foreclosure                                        167              1.78%          12,929,123.75
          (c)  REO Property Accounts                                                   68              0.69%           4,993,037.81

X     Realized Losses                                                               No.                                Amount
                                                                                 --------                              ------

      1.  (a)  Gross Realized Losses during the period                                  1                                 38,625.23

          (b)  Realized Losses during the period
                  1. Group I                                                                                              18,977.23
                  2. Group II                                                                                                  0.00
                                                                                                                        -----------

                              Total                                                                                       18,977.23

          (c)  Cumulative Gross Realized Losses                                        10                               1,718,265.03

          (d)  Cumulative Realized Losses
                  1. Group I                                                                                             550,306.12
                  2. Group II                                                                                            172,918.21

                              Total                                                                                      723,224.33

          (e)  Cumulative Applied Realized Losses

                       i. Class MF-1                                                                                           0.00
                      ii. Class MV-1                                                                                           0.00
                     iii. Class MF-2                                                                                           0.00
                      iv. Class MV-2                                                                                           0.00
                       v. Class BF                                                                                             0.00
                      vi. Class BV                                                                                             0.00

XI    Miscellaneous Information

      1.  (a)  Monthly Master Servicer Fee

                       i.  Monthly Servicing Fee                                                                         313,544.64
                      ii.  Mortgage Fees                                                                                 379,954.58
                     iii.  Mortgage Insurance Premium Reimbursement                                                       12,488.90
                      iv.  Certificate Account Investment Earnings                                                             0.00

          (b)  Amount of prior unpaid Master Servicing Fees paid with this distribution                                        0.00

          (c)  Total Master Servicing Fees paid with this distribution                                                   705,988.13

          (d)  Amount of unpaid Master Servicing Fees as of this distribution                                                  0.00

      2.  (a)  Opening Master Servicer Advance Balance                                                                 7,302,476.16

          (b)  Current Advance (exclusive of Compensating Interest)                                                      883,311.82

          (c)  Reimbursement of prior Master Servicer Advances                                                          (533,090.64)
                                                                                                                       ------------
          (d)  Ending Master Servicer Advance Balance                                                                  7,652,697.34

      3.  Current period Compensating Interest                                                                             9,208.85

      4.  (a) Stepdown Date in effect?                                                                       NO
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